Exhibit 99.2
March 15, 2013

To the Holders of Series A Convertible Preferred Stock of Park City Group, Inc.

Dear Stockholder:

The Board of Directors of Park City Group, Inc. has approved the redemption of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”), as indicated in the attached Notice of Redemption and Right to Convert.  This step, together with other steps we have taken to significantly reduce debt over the last couple of years, will further simplify our balance sheet, add to our liquidity and improve our financial condition.  The result of these efforts will certainly add shareholder value as we capitalize on our successes in the marketplace.

As our Chairman and largest shareholder, I am proud of the accomplishments of our team and I am excited about our future.  We are at an important inflection point in the growth of our Company and as you consider the attached Notice of Redemption and Right to Convert, I wanted to personally share with you the results of our accomplishments:

Revenue, cash flow and earnings growth are accelerating:  Fiscal 2012 marked the successful completion of our three-year plan to transform the Company from a license to a subscription revenue model. During the process we were successful in doubling the size of the business, shifting the mix of subscription revenue from 6% to 70% of total revenue, and organically growing subscription revenue by nearly 40%.  With opportunities that we already have in place to provide base-level services to our existing retail/ supplier network, we can reasonably anticipate significant revenue growth for the next several years. Beyond that, we expect to layer on additional growth as we take advantage of opportunities with food and drug safety, new retail verticals, new services, and continue to expand the size of the network.  Thus far in fiscal 2013, revenue growth has accelerated and we are posting record levels of revenue, free cash flow and earnings.

Increasing acceptance among large retailer customers:  The revenue and earnings contribution opportunity from these large retail customers and their suppliers is an order of magnitude greater than most of our existing customers and gives us greater confidence that our top-line growth will accelerate in the coming quarters.  Last year we entered a multi-year agreement to provide CVS with scan-based trading services; and on January 16, we filed a Form 8-K announcing that one of the largest retailers in the world has initiated a test program.  By comparison, the store count of just these two retailers is more than six times larger than our largest retail customer.

Revenue and earnings are more recurring and predictable:  We recently completed a successful three-year transition from a license to a software-as-a-service business model.   While our revenue growth temporarily slowed during the transition, we were able to successfully change our business model from one characterized by one-time, and unpredictable license revenue to a business model dominated by long-term recurring and predictable service revenue streams.

Strong value proposition to customers:  As our new tagline reads, we help retailers and their suppliers “Sell More, Stock Less and See Everything.” Beyond the financial benefits of increased sales and lower inventories, our supply chain management solutions also offer long-term strategic benefits to retailers and suppliers. By increasing their in-stock positions and using capital freed up from lower inventories to remodel their stores, our retail customers are able to improve the shopping experience and create greater customer loyalty. By enabling retailers and suppliers to share accurate information about store level sales, our solutions align the financial interest of both parties. Retailers enlist the brain power of the suppliers to keep the stores in stock and suppliers are able to use more accurate information to have the right amount of inventory at each stage of the supply chain. With accurate inventory levels, consumer demand is met and there is less need to sell “on deal” to clear out excess inventory, allowing suppliers to capture more margin dollars.

Scalable business with significant incremental contribution:  We have the infrastructure in place to scale our business to well over $100 million in revenue without adding substantially to fixed costs.  As our top line grows, our bottom line will grow even faster.  For example, during the first six months of fiscal 2013, subscription revenue grew 14% while free cash flow increased 141%.

The balance sheet is stronger:  Over the past three years, we have reduced debt from $8.7 million to $2.4 million, a decrease of 72%.  The balance sheet is strong and with a net debt-to-equity ratio of 23%, we are ahead of schedule in reducing our debt levels.  As appropriate we will begin using our excess liquidity to simplify our capital structure and repurchase shares.

We have a defensible moat:  During the past 15 years, our Company has invested more than $150 million to develop a cloud-based technology platform that allows retailers and their suppliers to make sense of the millions of consumer transactions that occur daily.  Traditional supply chain management software companies and in-house efforts of some of the largest retailers in the world have not been able to duplicate what we have accomplished.

Food & drug safety partnership expands market opportunity and fuels growth in supply chain management services:  Since the end of the fiscal year, our Food & Drug Safety relationship with Leavitt Partners has begun its first two implementations of the ReposiTrak™ track and trace solution. With a very low monthly cost per supplier per month and each retailer having thousands of supplier connections, we believe that there is a very large addressable market for this solution and are excited about our initial engagements and the response we have received.  This relationship is also fueling the adoption of our supply chain management solutions, as many of the launch customers for ReposiTrak have led to follow-on conversations about our other end-to-end solutions.

The pace of growth has already begun to accelerate and we expect that pace to accelerate substantially during fiscal 2013.  It is important to note that our objective in redeeming the Series A Convertible Preferred Stock is not to increase the diluted share count., but rather simplify our balance sheet and increase earnings per share.  Our board, management and employees are dedicated to continuing to enhance shareholder value and I hope that you will continue to invest alongside us as we realize the next phase of our Company’s growth.

Regards,

/s/ Randall K. Fields

Randall K. Fields
CEO and Chairman
Park City Group

ANY STATEMENTS CONTAINED IN THIS LETTER THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS DEFINED IN THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "FORECAST," "INTEND," "MAY," "PLAN," "PROJECT," "PREDICT," "IF", "SHOULD" AND "WILL" AND SIMILAR EXPRESSIONS AS THEY RELATE TO PARK CITY GROUP, INC. ("PARK CITY GROUP") ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. PARK CITY GROUP MAY FROM TIME TO TIME UPDATE THESE PUBLICLY ANNOUNCED PROJECTIONS, BUT IT IS NOT OBLIGATED TO DO SO. ANY PROJECTIONS OF FUTURE RESULTS OF OPERATIONS SHOULD NOT BE CONSTRUED IN ANY MANNER AS A GUARANTEE THAT SUCH RESULTS WILL IN FACT OCCUR. THESE PROJECTIONS ARE SUBJECT TO CHANGE AND COULD DIFFER MATERIALLY FROM FINAL REPORTED RESULTS. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, SEE "RISK FACTORS" IN PARK CITY'S ANNUAL REPORT ON FORM 10-K, ITS QUARTERLY REPORT ON FORM 10-Q, AND ITS OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATES ON WHICH THEY ARE MADE.